EXHIBIT 23.1


Consent of Independent Registered Public Accounting Firm


Board of Directors and Stockholders
Paradigm Holdings, Inc.
Rockville, MD

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134854) of Paradigm Holdings, Inc. and Subsidiaries of our report dated April 17, 2007, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ BDO Seidman, LLP

Bethesda, Maryland
April 17, 2007